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Briony Quinn
Chief Financial Officer
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2024 RESULTS
Comparable Total Revenues 4.8% Above 2023
Raises Midpoint of Full Year Guidance
BETHESDA, Maryland, Thursday, August 1, 2024 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 36 premium hotels and resorts in the United States, today announced results of operations for the quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•Net Income: Net income was $24.6 million and earnings per diluted share was $0.10.
•Comparable Revenues: Comparable total revenues were $309.3 million, a 4.8% increase from the second quarter of 2023.
•Comparable RevPAR: Comparable RevPAR was $229.21, a 2.2% increase from the second quarter of 2023.
•Comparable Total RevPAR: Comparable RevPAR was $348.37, a 4.5% increase from the second quarter of 2023.
•Comparable Hotel Adjusted EBITDA: Comparable Hotel Adjusted EBITDA was $99.5 million, a 5.5% increase from the second quarter of 2023.
•Comparable Hotel Adjusted EBITDA Margin: Comparable Hotel Adjusted EBITDA margin was 32.17%, a 20 basis point increase from the second quarter of 2023.
•Adjusted EBITDA: Adjusted EBITDA was $92.5 million, a 7.8% increase from the second quarter of 2023.
•Adjusted FFO: Adjusted FFO was $72.5 million and Adjusted FFO per diluted share was $0.34.
•Share Repurchases: The Company repurchased 2.5 million shares of its common stock at a weighted average price of $8.39 per share for a total consideration of approximately $20.6 million during the second quarter of 2024.

Recent Developments

•Brand Conversion: In July 2024, the Company completed the repositioning and rebranding of the Hilton Burlington Lake Champlain as the Hotel Champlain Burlington, Curio Collection by Hilton. The transformation of the 258-room hotel represents a strong return-on-investment opportunity and included the creation of new lifestyle community spaces, a new all-day cafe, an upgraded state-of-the-art fitness center, and a new signature seafood restaurant, Original Skiff Fish & Oysters, in partnership with a local award-winning chef.

•Share Repurchases: The Company continued share repurchase activity subsequent to the end of the second quarter. To date in 2024, the Company has repurchased 2.8 million shares of its common stock at a weighted average price of $8.36 per share for a total consideration of approximately $23.5 million.

“Second quarter operating results surpassed our expectations. Our strategy to focus on building a larger base of group demand drove strong room revenues and significantly stronger food and beverage revenues, particularly at our larger urban properties. Group pace in the second half of the year is strong, but we remain vigilant given the uncertain economic and election backdrop.

Due to the strong second quarter performance and robust expense controls, we feel comfortable raising the midpoint of our full-year earnings guidance to a range of $0.95 to $1.00 for Adjusted FFO per share and $278 million to $290 million for Adjusted EBITDA based upon a full-year 2024 RevPAR outlook of 1.5% to 3%.

Earlier in the year DiamondRock took steps to reduce our corporate overhead and we are just as focused on optimizing the efficiency of our long-term capital expenditures to retain more cash for accretive investments. For example, we are reducing the scope of the previously announced Bourbon Orleans renovation by nearly 40%. We expect we can deliver an attractive room product with a more reliable return profile without the incremental capital cost and operating expense of adding food and beverage outlets; nevertheless we have preserved this option for the future. We are also keenly focused on recycling capital from non-core properties and proactively working to recycle those potential proceeds into more attractive investments such as share repurchases and new on-strategy investments."

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include all hotels currently owned for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Quarter Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$294.55	$292.67	0.6%	$282.85	$285.15	(0.8)%
Occupancy	77.8%	76.6%	1.2%	73.1%	71.8%	1.3%
RevPAR	$229.21	$224.27	2.2%	$206.72	$204.75	1.0%
Total RevPAR	$348.37	$333.24	4.5%	$318.65	$307.91	3.5%
Room Revenues	$203.5	$198.6	2.5%	$367.0	$360.5	1.8%
Total Revenues	$309.3	$295.1	4.8%	$565.7	$542.1	4.4%
Hotel Adjusted EBITDA	$99.5	$94.3	5.5%	$160.9	$157.7	2.0%
Hotel Adjusted EBITDA Margin	32.17%	31.97%	20 bps	28.44%	29.09%	(65 bps)
Available Rooms	887,796	885,430	2,366	1,775,319	1,760,556	14,763

Actual Operating Results (2)
Total Revenues	$309.3	$291.2	6.2%	$565.7	$534.8	5.8%
Net income	$24.6	$39.1	(37.1)%	$33.0	$48.3	(31.7)%
Earnings per diluted share	$0.10	$0.17	(41.2)%	$0.13	$0.20	(35.0)%
Adjusted EBITDA	$92.5	$85.8	7.8%	$146.1	$141.1	3.5%
Adjusted FFO	$72.5	$67.3	7.7%	$108.5	$105.3	3.0%
Adjusted FFO per diluted share	$0.34	$0.32	6.3%	$0.51	$0.49	4.1%
(1) Amounts represent the pre-acquisition operating results for Chico Hot Springs Resort from January 1, 2023 to June 30, 2023. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Actual operating results include the operating results of all hotels for the Company's respective ownership periods.

Capital Expenditures

The Company has invested approximately $35.8 million in capital improvements at its hotels during the six months ended June 30, 2024. The Company expects to spend approximately $90 to $100 million on capital improvements at its hotels in 2024. Significant projects in 2024 include the following:

•Hotel Champlain Burlington: The Company completed the rebranding and repositioning of the Hilton Burlington Lake Champlain to Hotel Champlain Burlington, a Curio Collection by Hilton hotel in July 2024.
•Westin San Diego Bayview: The Company substantially completed a comprehensive renovation of the hotel's guestrooms during the second quarter of 2024.
•Orchards Inn Sedona: The Company expects to commence a repositioning of Orchards Inn as the Cliffs at L'Auberge in the fourth quarter of 2024. The project is expected to be completed in 2025 and will integrate the hotel with the adjacent L'Auberge de Sedona and include construction of a new pool connecting the two properties, renovation of the guestrooms and creation of a new arrival experience and new outdoor event space.
•The Landing Lake Tahoe Resort and Spa: The Company expects to commence a renovation of the property to accommodate 14 new keys and construct an adjacent indoor/outdoor event space to be completed in 2025.

Balance Sheet and Liquidity

The Company ended the quarter with $629.5 million of liquidity, comprised of $125.2 million of unrestricted corporate cash, $104.3 million of unrestricted cash at its hotels and full availability on its $400 million senior unsecured credit facility. As of June 30, 2024, the Company had $1.2 billion of total debt outstanding, which consisted of $800.0 million of unsecured term loans and $373.3 million of property-specific, non-recourse mortgage debt.

Share Repurchase Program

In May 2024, the Company's Board of Directors approved a new $200 million share repurchase program through May 1, 2026, which replaced the existing share repurchase program. During the quarter ended June 30, 2024, the Company repurchased 2.5 million shares of its common stock at an average price of $8.39 per share for a total purchase price of $20.6 million. Subsequent to quarter end, the Company repurchased an additional 0.4 million shares of its common stock at an average price of $8.17 per share for a total purchase price of $2.9 million. The Company currently has $176.5 million of remaining authorized capacity under the share repurchase program.

Dividends

The Company declared a quarterly cash dividend of $0.03 per common share, which was paid on July 12, 2024 to shareholders of record as of June 28, 2024. The Company paid a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock on June 28, 2024 to shareholders of record as of June 18, 2024.

Guidance
The Company is providing annual guidance for 2024, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.
The Company is revising its annual guidance for 2024 and now expects full year 2024 results to be as follows:

	Previous Guidance		Revised Guidance		Change at Midpoint
Metric	Low End	High End	Low End	High End
Comparable RevPAR Growth	2.0%	4.0%	1.5%	3.0%	(0.75%)
Adjusted EBITDA	$270 million	$290 million	$278 million	$290 million	+ $4.0 million
Adjusted FFO	$194 million	$214 million	$201.5 million	$213.5 million	+ $3.5 million
Adjusted FFO per share (based on 212.5 million diluted shares)	$0.91 per share	$1.00 per share	$0.95 per share	$1.00 per share	+$0.02 per share

The guidance above incorporates the following assumptions:
•Corporate expenses of $30.5 million to $31.5 million, excluding executive transition costs which are excluded from Adjusted EBITDA and Adjusted FFO;
•Interest expense of $65.2 million to $66.2 million;
•Income tax expense of $0.5 million to $1.5 million; and
•3,570,423 available rooms.

Earnings Call
The Company will host a conference call to discuss its second quarter results on Friday, August 2, 2024, at 9:00 a.m. Eastern Time (ET). The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels with over 9,700 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
ASSETS	(unaudited)
Property and equipment, net	$2,734,626	$2,755,195
Right-of-use assets	96,823	97,692
Restricted cash	45,205	45,576
Due from hotel managers	171,793	144,689
Prepaid and other assets	74,986	73,940
Cash and cash equivalents	125,219	121,595
Total assets	$3,248,652	$3,238,687

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	1,172,479	1,177,005
Lease liabilities	113,779	112,866
Due to hotel managers	131,683	116,522
Deferred rent	71,554	69,209
Unfavorable contract liabilities, net	59,037	59,866
Accounts payable and accrued expenses	36,887	39,563
Distributions declared and unpaid	6,067	6,324
Deferred income related to key money, net	8,134	8,349
Total liabilities	1,599,620	1,589,704
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at June 30, 2024 and December 31, 2023	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 207,918,179 and 209,627,197 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	2,079	2,096
Additional paid-in capital	2,274,223	2,291,297
Accumulated other comprehensive loss	(2,077)	(2,036)
Distributions in excess of earnings	(633,919)	(649,330)
Total stockholders’ equity	1,640,354	1,642,075
Noncontrolling interests	8,678	6,908
Total equity	1,649,032	1,648,983
Total liabilities and equity	$3,248,652	$3,238,687

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Rooms	$203,487	$197,318	$366,994	$357,991
Food and beverage	78,111	68,369	146,492	128,146
Other	27,682	25,560	52,217	48,663
Total revenues	309,280	291,247	565,703	534,800
Operating Expenses:
Rooms	47,585	45,116	91,553	85,319
Food and beverage	50,717	45,908	97,956	89,058
Other departmental and support expenses	67,817	65,445	132,417	127,413
Management fees	8,008	6,885	13,318	11,873
Franchise fees	10,567	9,403	19,593	17,480
Other property-level expenses	27,188	26,934	53,806	51,051
Depreciation and amortization	27,873	27,840	56,186	55,312
Impairment losses	—	941	—	941
Corporate expenses	28,519	8,284	37,423	16,151
Business interruption insurance income	—	(110)	—	(110)
Total operating expenses, net	268,274	236,646	502,252	454,488

Interest expense	16,202	15,567	32,448	32,739
Interest (income) and other (income) expense, net	(1,195)	(522)	(2,264)	(945)
Total other expenses, net	15,007	15,045	30,184	31,794
Income before income taxes	25,999	39,556	33,267	48,518
Income tax expense	(1,368)	(422)	(278)	(196)
Net income	24,631	39,134	32,989	48,322
Less: Net income attributable to noncontrolling interests	(101)	(169)	(131)	(201)
Net income attributable to the Company	24,530	38,965	32,858	48,121
Distributions to preferred stockholders	(2,454)	(2,454)	(4,908)	(4,908)
Net income attributable to common stockholders	$22,076	$36,511	$27,950	$43,213
Earnings per share:
Earnings per share available to common stockholders - basic	$0.10	$0.17	$0.13	$0.20
Earnings per share available to common stockholders - diluted	$0.10	$0.17	$0.13	$0.20

Weighted-average number of common shares outstanding:
Basic	211,195,463	211,673,828	211,432,403	211,543,398
Diluted	212,016,445	212,161,950	212,276,815	212,092,590

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Hotel Pre-Opening Costs: We exclude the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to the following: lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any unrealized fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$24,631	$39,134	$32,989	$48,322
Interest expense	16,202	15,567	32,448	32,739
Income tax expense	1,368	422	278	196
Real estate related depreciation and amortization	27,873	27,840	56,186	55,312
EBITDA	70,074	82,963	121,901	136,569
Impairment losses	—	941	—	941
EBITDAre	70,074	83,904	121,901	137,510
Non-cash lease expense and other amortization	1,555	1,537	3,073	3,087
Severance costs	20,362	—	20,362	—
Hotel pre-opening costs	535	326	769	542
Adjusted EBITDA	92,526	85,767	146,105	141,139
Corporate expenses	8,157	8,284	17,061	16,151
Interest (income) and other (income) expense, net	(1,195)	(522)	(2,264)	(945)
Hotel Adjusted EBITDA	$99,488	$93,529	$160,902	$156,345

	Full Year 2024 Guidance
	Low End	High End
Net income	$73,955	$87,955
Interest expense	66,183	65,183
Income tax expense	500	1,500
Real estate related depreciation and amortization	110,000	108,000
EBITDA/EBITDAre	250,638	262,638
Non-cash lease expense and other amortization	6,200	6,200
Severance costs	20,362	20,362
Hotel pre-opening costs	800	800
Adjusted EBITDA	$278,000	$290,000

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$24,631	$39,134	$32,989	$48,322
Real estate related depreciation and amortization	27,873	27,840	56,186	55,312
Impairment losses	—	941	—	941
FFO	52,504	67,915	89,175	104,575
Distribution to preferred stockholders	(2,454)	(2,454)	(4,908)	(4,908)
FFO available to common stock and unit holders	50,050	65,461	84,267	99,667
Non-cash lease expense and other amortization	1,555	1,537	3,073	3,087
Severance costs	20,362	—	20,362	—
Hotel pre-opening costs	535	326	769	542
Fair value adjustments to interest rate swaps	—	19	—	2,033
Adjusted FFO available to common stock and unit holders	$72,502	$67,343	$108,471	$105,329
Adjusted FFO available to common stock and unit holders, per diluted share	$0.34	$0.32	$0.51	$0.49

	Full Year 2024 Guidance
	Low End	High End
Net income	$73,955	$87,955
Real estate related depreciation and amortization	110,000	108,000
FFO	183,955	195,955
Distribution to preferred stockholders	(9,817)	(9,817)
FFO available to common stock and unit holders	174,138	186,138
Non-cash lease expense and other amortization	6,200	6,200
Severance costs	20,362	20,362
Hotel pre-opening costs	800	800
Adjusted FFO available to common stock and unit holders	$201,500	$213,500
Adjusted FFO available to common stock and unit holders, per diluted share	$0.95	$1.00

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$309,280	$291,247	$565,703	$534,800
Hotel revenues from prior ownership (1)	—	3,812	—	7,293
Comparable Revenues	$309,280	$295,059	$565,703	$542,093

Hotel Adjusted EBITDA	$99,488	$93,529	$160,902	$156,345
Hotel Adjusted EBITDA from prior ownership (1)	—	806	—	1,326
Comparable Hotel Adjusted EBITDA	$99,488	$94,335	$160,902	$157,671

Hotel Adjusted EBITDA Margin	32.17%	32.11%	28.44%	29.23%
Comparable Hotel Adjusted EBITDA Margin	32.17%	31.97%	28.44%	29.09%

(1) Amounts represent the pre-acquisition operating results for Chico Hot Springs Resort from January 1, 2023 to June 30, 2023. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information. The operating information includes historical quarterly operating results for our portfolio.

	Quarter 1, 2023	Quarter 2, 2023	Quarter 3, 2023	Quarter 4, 2023	Full Year 2023
ADR	$276.43	$292.67	$273.28	$282.57	$281.36
Occupancy	66.9%	76.6%	76.4%	68.4%	72.1%
RevPAR	$185.00	$224.27	$208.66	$193.16	$202.81
Total RevPAR	$282.28	$333.24	$310.54	$294.05	$305.08
Revenues (in thousands)	$247,034	$295,059	$278,162	$263,547	$1,083,802
Hotel Adjusted EBITDA (in thousands)	$63,336	$94,335	$80,492	$64,817	$302,980
Hotel Adjusted EBITDA Margin	25.64%	31.97%	28.94%	24.59%	27.96%
Available Rooms	875,126	885,430	895,743	896,260	3,552,559

	Quarter 1, 2024	Quarter 2, 2024
ADR	$269.53	$294.55
Occupancy	68.4%	77.8%
RevPAR	$184.23	$229.21
Total RevPAR	$288.92	$348.37
Revenues (in thousands)	$256,423	$309,280
Hotel Adjusted EBITDA (in thousands)	$61,414	$99,488
Hotel Adjusted EBITDA Margin	23.95%	32.17%
Available Rooms	887,523	887,796

Market Capitalization as of June 30, 2024
(in thousands)
Enterprise Value

Common equity capitalization (at June 30, 2024 closing price of $8.45/share)	$1,787,852
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,173,285
Cash and cash equivalents	(125,219)
Total enterprise value	$2,954,918
Share Reconciliation

Common shares outstanding	207,918
Operating partnership units	1,134
Unvested restricted stock held by management and employees	624
Share grants under deferred compensation plan	1,904
Combined shares and units	211,580

Debt Summary as of June 30, 2024
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	$73,416	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	72,756	May 2025
Hotel Clio	4.33%	Fixed	55,382	July 2025
Westin Boston Seaport District	4.36%	Fixed	171,731	November 2025
Unsecured term loan	SOFR + 1.35% (1)	Variable	500,000	January 2028
Unsecured term loan	SOFR + 1.35% (1)	Variable	300,000	January 2025 (2)
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	September 2026 (2)
Total debt			1,173,285
Unamortized debt issuance costs (3)			(806)
Debt, net of unamortized debt issuance costs			$1,172,479

Weighted-average interest rate of fixed rate debt	4.09%
Total weighted-average interest rate (4)	5.22%

(1)    Interest rate as of June 30, 2024 was 6.80%, which excludes effect of interest rate swaps.
(2)    Maturity date may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.
(3)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Other Assets on the accompanying consolidated balance sheet.
(4)    Weighted-average interest rate includes effect of interest rate swaps.

	Operating Statistics – Second Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		2Q 2024	2Q 2023	B/(W) 2023	2Q 2024	2Q 2023	B/(W) 2023	2Q 2024	2Q 2023	B/(W) 2023

Atlanta Marriott Alpharetta	318	$156.89	$150.26	4.4%	69.7%	73.5%	(3.8)%	$109.41	$110.41	(0.9)%
Bourbon Orleans Hotel	220	$243.76	$242.09	0.7%	78.6%	83.7%	(5.1)%	$191.53	$202.69	(5.5)%
Cavallo Point, The Lodge at the Golden Gate	142	$574.78	$613.11	(6.3)%	61.7%	56.8%	4.9%	$354.87	$348.54	1.8%
Chicago Marriott Downtown Magnificent Mile	1,200	$279.63	$273.80	2.1%	67.4%	70.8%	(3.4)%	$188.37	$193.76	(2.8)%
Chico Hot Springs Resort & Day Spa	117	$201.95	$178.19	13.3%	72.5%	68.4%	4.1%	$146.43	$121.87	20.2%
Courtyard Denver Downtown	177	$221.52	$233.95	(5.3)%	83.7%	83.3%	0.4%	$185.35	$194.88	(4.9)%
Courtyard New York Manhattan/Fifth Avenue	189	$316.32	$306.37	3.2%	88.9%	94.7%	(5.8)%	$281.34	$290.00	(3.0)%
Courtyard New York Manhattan/Midtown East	321	$359.88	$348.02	3.4%	94.0%	92.4%	1.6%	$338.22	$321.54	5.2%
Embassy Suites by Hilton Bethesda	272	$190.12	$183.55	3.6%	83.5%	80.0%	3.5%	$158.69	$146.80	8.1%
Havana Cabana Key West	106	$287.85	$293.87	(2.0)%	83.1%	86.7%	(3.6)%	$239.30	$254.75	(6.1)%
Henderson Beach Resort	269	$464.72	$500.73	(7.2)%	74.4%	74.1%	0.3%	$345.84	$370.82	(6.7)%
Henderson Park Inn	37	$684.85	$680.86	0.6%	84.9%	87.2%	(2.3)%	$581.11	$593.91	(2.2)%
Hilton Garden Inn New York/Times Square Central	282	$284.16	$283.37	0.3%	89.5%	85.6%	3.9%	$254.22	$242.70	4.7%
Hotel Champlain Burlington	258	$240.84	$242.28	(0.6)%	75.9%	79.0%	(3.1)%	$182.85	$191.35	(4.4)%
Hotel Clio	199	$327.64	$326.27	0.4%	83.7%	74.2%	9.5%	$274.30	$241.96	13.4%
Hotel Emblem San Francisco	96	$184.02	$221.08	(16.8)%	62.5%	66.8%	(4.3)%	$115.04	$147.71	(22.1)%
Kimpton Hotel Palomar Phoenix	242	$218.99	$204.26	7.2%	76.2%	78.2%	(2.0)%	$166.96	$159.72	4.5%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$182.23	$202.15	(9.9)%	78.5%	65.4%	13.1%	$142.99	$132.13	8.2%
Kimpton Shorebreak Huntington Beach Resort	157	$326.16	$337.46	(3.3)%	85.7%	83.3%	2.4%	$279.54	$280.94	(0.5)%
L'Auberge de Sedona	88	$951.60	$979.53	(2.9)%	74.2%	67.9%	6.3%	$705.97	$664.92	6.2%
Lake Austin Spa Resort	40	$1,065.58	$1,101.21	(3.2)%	70.6%	66.9%	3.7%	$752.64	$736.66	2.2%
Margaritaville Beach House Key West	186	$371.14	$396.70	(6.4)%	88.5%	90.0%	(1.5)%	$328.50	$356.95	(8.0)%
Orchards Inn Sedona	70	$301.79	$303.14	(0.4)%	68.1%	69.9%	(1.8)%	$205.38	$211.91	(3.1)%
Salt Lake City Marriott Downtown at City Creek	510	$196.94	$190.99	3.1%	73.0%	61.1%	11.9%	$143.79	$116.64	23.3%
The Dagny Boston	403	$302.27	$327.33	(7.7)%	89.3%	89.1%	0.2%	$270.03	$291.81	(7.5)%
The Gwen	311	$331.59	$339.69	(2.4)%	81.5%	78.4%	3.1%	$270.37	$266.27	1.5%
The Hythe Vail	344	$266.05	$261.14	1.9%	50.8%	34.3%	16.5%	$135.12	$89.56	50.9%
The Landing Lake Tahoe Resort & Spa	82	$361.62	$390.10	(7.3)%	64.9%	50.6%	14.3%	$234.60	$197.24	18.9%
The Lindy Renaissance Charleston Hotel	167	$388.06	$393.54	(1.4)%	94.0%	94.1%	(0.1)%	$364.77	$370.39	(1.5)%
The Lodge at Sonoma Resort	182	$435.59	$497.28	(12.4)%	72.4%	65.2%	7.2%	$315.21	$324.37	(2.8)%
Tranquility Bay Beachfront Resort	103	$605.29	$663.23	(8.7)%	79.7%	79.9%	(0.2)%	$482.14	$529.64	(9.0)%
Westin Boston Waterfront	793	$281.74	$267.62	5.3%	89.8%	91.4%	(1.6)%	$253.03	$244.72	3.4%
Westin Fort Lauderdale Beach Resort	433	$247.85	$258.71	(4.2)%	80.8%	73.7%	7.1%	$200.38	$190.66	5.1%
Westin San Diego Bayview	436	$236.19	$205.93	14.7%	75.3%	80.0%	(4.7)%	$177.91	$164.71	8.0%
Westin Washington D.C. City Center	410	$281.63	$250.82	12.3%	77.6%	78.0%	(0.4)%	$218.41	$195.73	11.6%
Worthington Renaissance Fort Worth Hotel	504	$217.36	$198.93	9.3%	76.6%	79.1%	(2.5)%	$166.58	$157.31	5.9%
Comparable Total (1)	9,760	$294.55	$292.67	0.6%	77.8%	76.6%	1.2%	$229.21	$224.27	2.2%

(1) Amounts include the pre-acquisition operating results of Chico Hot Springs Resort & Day Spa acquired in 2023.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2024	YTD 2023	B/(W) 2023	YTD 2024	YTD 2023	B/(W) 2023	YTD 2024	YTD 2023	B/(W) 2023

Atlanta Marriott Alpharetta	318	$160.91	$154.36	4.2%	64.4%	68.0%	(3.6)%	$103.69	$105.04	(1.3)%
Bourbon Orleans Hotel	220	$252.55	$250.91	0.7%	77.6%	82.3%	(4.7)%	$196.01	$206.55	(5.1)%
Cavallo Point, The Lodge at the Golden Gate	142	$563.98	$591.51	(4.7)%	56.4%	54.8%	1.6%	$318.00	$324.01	(1.9)%
Chicago Marriott Downtown Magnificent Mile	1,200	$236.23	$243.61	(3.0)%	56.9%	55.2%	1.7%	$134.30	$134.56	(0.2)%
Chico Hot Springs Resort & Day Spa	117	$191.05	$171.34	11.5%	72.1%	70.8%	1.3%	$137.79	$121.30	13.6%
Courtyard Denver Downtown	177	$192.63	$209.18	(7.9)%	75.7%	76.2%	(0.5)%	$145.88	$159.47	(8.5)%
Courtyard New York Manhattan/Fifth Avenue	189	$262.20	$254.77	2.9%	89.0%	94.1%	(5.1)%	$233.30	$239.68	(2.7)%
Courtyard New York Manhattan/Midtown East	321	$305.05	$292.46	4.3%	92.6%	90.2%	2.4%	$282.36	$263.73	7.1%
Embassy Suites by Hilton Bethesda	272	$177.12	$165.60	7.0%	71.2%	70.9%	0.3%	$126.10	$117.35	7.5%
Havana Cabana Key West	106	$348.71	$336.84	3.5%	84.4%	87.3%	(2.9)%	$294.27	$294.11	0.1%
Henderson Park Resort	269	$415.52	$450.86	(7.8)%	57.5%	58.7%	(1.2)%	$239.12	$264.61	(9.6)%
Henderson Park Inn	37	$574.38	$615.29	(6.6)%	71.0%	65.0%	6.0%	$407.88	$399.75	2.0%
Hilton Garden Inn New York/Times Square Central	282	$232.97	$238.67	(2.4)%	89.6%	85.5%	4.1%	$208.70	$204.00	2.3%
Hotel Champlain Burlington	258	$201.16	$208.51	(3.5)%	66.1%	71.1%	(5.0)%	$132.90	$148.29	(10.4)%
Hotel Clio	199	$300.99	$313.65	(4.0)%	74.5%	68.0%	6.5%	$224.14	$213.28	5.1%
Hotel Emblem San Francisco	96	$218.08	$252.09	(13.5)%	60.7%	65.3%	(4.6)%	$132.27	$164.54	(19.6)%
Kimpton Hotel Palomar Phoenix	242	$247.69	$251.11	(1.4)%	79.1%	75.9%	3.2%	$195.90	$190.70	2.7%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$223.27	$242.58	(8.0)%	83.8%	76.4%	7.4%	$187.08	$185.27	1.0%
Kimpton Shorebreak Huntington Beach Resort	157	$307.37	$316.01	(2.7)%	82.1%	79.5%	2.6%	$252.39	$251.10	0.5%
L'Auberge de Sedona	88	$909.10	$969.79	(6.3)%	69.6%	62.7%	6.9%	$632.50	$608.25	4.0%
Lake Austin Spa Resort	40	$1,036.17	$1,110.65	(6.7)%	64.1%	61.3%	2.8%	$664.40	$680.96	(2.4)%
Margaritaville Beach House Key West	186	$443.07	$444.25	(0.3)%	90.1%	87.6%	2.5%	$399.42	$388.99	2.7%
Orchards Inn Sedona	70	$299.20	$297.81	0.5%	62.6%	64.7%	(2.1)%	$187.32	$192.81	(2.8)%
Salt Lake City Marriott Downtown at City Creek	510	$197.58	$195.54	1.0%	69.4%	64.1%	5.3%	$137.07	$125.36	9.3%
The Dagny Boston	403	$252.32	$292.45	(13.7)%	83.1%	69.2%	13.9%	$209.63	$202.29	3.6%
The Gwen	311	$278.74	$286.85	(2.8)%	73.7%	71.8%	1.9%	$205.54	$206.01	(0.2)%
The Hythe Vail	344	$484.14	$520.67	(7.0)%	63.6%	59.1%	4.5%	$307.95	$307.67	0.1%
The Landing Lake Tahoe Resort & Spa	82	$349.50	$379.67	(7.9)%	55.8%	40.8%	15.0%	$194.98	$155.02	25.8%
The Lindy Renaissance Charleston Hotel	167	$355.33	$365.12	(2.7)%	90.3%	89.3%	1.0%	$320.80	$326.19	(1.7)%
The Lodge at Sonoma Resort	182	$387.62	$435.66	(11.0)%	58.9%	59.9%	(1.0)%	$228.16	$260.85	(12.5)%
Tranquility Bay Beachfront Resort	103	$704.50	$735.05	(4.2)%	77.6%	77.0%	0.6%	$546.47	$565.82	(3.4)%
Westin Boston Waterfront	793	$252.99	$239.76	5.5%	83.9%	81.6%	2.3%	$212.21	$195.76	8.4%
Westin Fort Lauderdale Beach Resort	433	$290.74	$307.21	(5.4)%	84.2%	80.8%	3.4%	$244.94	$248.15	(1.3)%
Westin San Diego Bayview	436	$228.13	$210.13	8.6%	68.3%	77.0%	(8.7)%	$155.87	$161.75	(3.6)%
Westin Washington D.C. City Center	410	$251.10	$234.16	7.2%	73.4%	73.0%	0.4%	$184.20	$171.01	7.7%
Worthington Renaissance Fort Worth Hotel	504	$213.47	$197.81	7.9%	73.3%	76.6%	(3.3)%	$156.46	$151.51	3.3%
Comparable Total (1)	9,760	$282.85	$285.15	(0.8)%	73.1%	71.8%	1.3%	$206.72	$204.75	1.0%

(1) Amounts include the pre-acquisition operating results of Chico Hot Springs Resort & Day Spa acquired in 2023.

	Hotel Adjusted EBITDA Reconciliation - Second Quarter 2024

		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)
Atlanta Marriott Alpharetta	$4,577	$1,360	$347	$—	$—	$1,707
Bourbon Orleans Hotel	$4,828	$1,135	$883	$—	$3	$2,021
Cavallo Point, The Lodge at the Golden Gate	$12,647	$2,241	$1,409	$—	$94	$3,744
Chicago Marriott Downtown Magnificent Mile	$33,458	$8,301	$3,058	$6	$(397)	$10,968
Chico Hot Springs Resort & Day Spa	$3,657	$58	$396	$—	$2	$456
Courtyard Denver Downtown	$3,297	$1,175	$331	$—	$—	$1,506
Courtyard New York Manhattan/Fifth Avenue	$4,962	$378	$324	$—	$253	$955
Courtyard New York Manhattan/Midtown East	$10,186	$2,305	$490	$870	$—	$3,665
Embassy Suites by Hilton Bethesda	$4,430	$(930)	$638	$—	$1,454	$1,162
Havana Cabana Key West	$3,172	$548	$444	$—	$—	$992
Henderson Beach Resort	$15,016	$3,854	$1,091	$—	$—	$4,945
Henderson Park Inn	$3,029	$1,345	$268	$—	$—	$1,613
Hilton Garden Inn New York/Times Square Central	$7,295	$1,517	$650	$—	$—	$2,167
Hotel Champlain Burlington	$5,710	$604	$621	$—	$—	$1,225
Hotel Clio	$8,373	$1,472	$799	$618	$5	$2,894
Hotel Emblem San Francisco	$1,247	$(313)	$313	$—	$—	$—
Kimpton Hotel Palomar Phoenix	$5,997	$660	$464	$—	$193	$1,317
Kimpton Shorebreak Fort Lauderdale Beach Resort	$2,335	$(311)	$351	$—	$—	$40
Kimpton Shorebreak Huntington Beach Resort	$5,748	$1,884	$342	$—	$—	$2,226
L'Auberge de Sedona	$9,826	$3,194	$346	$—	$—	$3,540
Lake Austin Spa Resort	$6,280	$1,384	$701	$—	$—	$2,085
Margaritaville Beach House Key West	$7,805	$2,621	$535	$—	$—	$3,156
Orchards Inn Sedona	$2,580	$693	$90	$—	$42	$825
Salt Lake City Marriott Downtown at City Creek	$9,024	$2,570	$965	$—	$28	$3,563
The Dagny Boston	$10,934	$2,820	$1,656	$—	$—	$4,476
The Gwen	$11,467	$2,926	$782	$—	$—	$3,708
The Hythe Vail	$7,994	$196	$1,172	$—	$—	$1,368
The Landing Lake Tahoe Resort & Spa	$3,312	$656	$220	$—	$—	$876
The Lindy Renaissance Charleston Hotel	$6,726	$2,977	$388	$—	$—	$3,365
The Lodge at Sonoma Resort	$8,205	$2,374	$505	$—	$—	$2,879
Tranquility Bay Beachfront Resort	$5,892	$1,521	$453	$—	$—	$1,974
Westin Boston Seaport District	$29,752	$5,087	$2,435	$1,940	$(122)	$9,340
Westin Fort Lauderdale Beach Resort	$16,544	$2,763	$1,053	$—	$—	$3,816
Westin San Diego Bayview	$8,770	$1,283	$1,331	$—	$—	$2,614
Westin Washington D.C. City Center	$10,029	$2,184	$1,148	$—	$—	$3,332
Worthington Renaissance Fort Worth Hotel	$14,176	$3,396	$874	$698	$—	$4,968
Comparable Total	$309,280	$65,928	$27,873	$4,132	$1,555	$99,488
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.

	Hotel Adjusted EBITDA Reconciliation - Second Quarter 2023
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,240	$1,122	$359	$—	$—	$1,481
Bourbon Orleans Hotel	$4,947	$1,326	$850	$—	$6	$2,182
Cavallo Point, The Lodge at the Golden Gate	$12,255	$2,205	$1,396	$—	$94	$3,695
Chicago Marriott Downtown Magnificent Mile	$31,983	$8,556	$3,538	$6	$(397)	$11,703
Courtyard Denver Downtown	$3,455	$1,238	$378	$—	$—	$1,616
Courtyard New York Manhattan/Fifth Avenue	$5,081	$849	$401	$—	$253	$1,503
Courtyard New York Manhattan/Midtown East	$9,763	$2,281	$504	$891	$—	$3,676
Embassy Suites by Hilton Bethesda	$4,187	$(989)	$568	$—	$1,467	$1,046
Havana Cabana Key West	$3,338	$786	$309	$—	$—	$1,095
Henderson Beach Resort	$14,243	$3,466	$1,034	$—	$—	$4,500
Henderson Park Inn	$3,126	$1,387	$250	$—	$—	$1,637
Hilton Garden Inn New York/Times Square Central	$6,855	$1,216	$645	$—	$—	$1,861
Hotel Champlain Burlington	$6,207	$1,711	$560	$—	$—	$2,271
Hotel Clio	$6,781	$203	$860	$633	$5	$1,701
Hotel Emblem San Francisco	$1,538	$(447)	$296	$—	$—	$(151)
Kimpton Hotel Palomar Phoenix	$6,201	$944	$488	$—	$178	$1,610
Kimpton Shorebreak Fort Lauderdale Beach Resort	$1,971	$(397)	$306	$—	$—	$(91)
Kimpton Shorebreak Huntington Beach Resort	$5,849	$1,834	$383	$—	$—	$2,217
L'Auberge de Sedona	$8,755	$2,546	$383	$—	$—	$2,929
Lake Austin Spa Resort	$5,970	$1,264	$641	$—	$—	$1,905
Margaritaville Beach House Key West	$8,201	$2,806	$791	$—	$—	$3,597
Orchards Inn Sedona	$2,591	$661	$89	$—	$42	$792
Salt Lake City Marriott Downtown at City Creek	$7,312	$2,021	$668	$—	$11	$2,700
The Dagny Boston	$11,812	$3,122	$1,548	$—	$—	$4,670
The Gwen	$10,790	$2,300	$1,050	$—	$—	$3,350
The Hythe Vail	$5,412	$(1,177)	$1,200	$—	$—	$23
The Landing Lake Tahoe Resort & Spa	$2,754	$405	$309	$—	$—	$714
The Lindy Renaissance Charleston Hotel	$6,849	$2,912	$476	$—	$—	$3,388
The Lodge at Sonoma Resort	$8,960	$2,184	$641	$—	$—	$2,825
Tranquility Bay Beachfront Resort	$6,352	$1,649	$437	$—	$—	$2,086
Westin Boston Seaport District	$27,399	$4,001	$2,478	$1,990	$(122)	$8,347
Westin Fort Lauderdale Beach Resort	$16,236	$2,504	$1,015	$—	$—	$3,519
Westin San Diego Bayview	$8,418	$1,425	$855	$—	$—	$2,280
Westin Washington D.C. City Center	$8,948	$1,743	$1,024	$—	$—	$2,767
Worthington Renaissance Fort Worth Hotel	$12,468	$2,266	$1,110	$715	$—	$4,091
Total	$291,247	$59,923	$27,840	$4,235	$1,537	$93,529
Add: Prior Ownership Results (2)	$3,812	$581	$225	$—	$—	$806
Comparable Total	$295,059	$60,504	$28,065	$4,235	$1,537	$94,335
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2)     Represents the pre-acquisition operating results of Chico Hot Springs Resort & Day Spa acquired in 2023.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2024
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Adjustments (1)	Equals: Hotel Adjusted EBITDA

Atlanta Marriott Alpharetta	$8,764	$2,450	$722	$—	$—	$3,172
Bourbon Orleans Hotel	$9,819	$2,450	$1,757	$—	$(26)	$4,181
Cavallo Point, The Lodge at the Golden Gate	$22,493	$2,176	$2,870	$—	$187	$5,233
Chicago Marriott Downtown Magnificent Mile	$52,744	$6,724	$6,473	$12	$(795)	$12,414
Chico Hot Springs Resort & Day Spa	$6,985	$(199)	$783	$—	$3	$587
Courtyard Denver Downtown	$5,284	$1,342	$711	$—	$—	$2,053
Courtyard New York Manhattan/Fifth Avenue	$8,263	$(562)	$683	$—	$507	$628
Courtyard New York Manhattan/Midtown East	$17,114	$1,736	$1,016	$1,746	$—	$4,498
Embassy Suites by Hilton Bethesda	$7,070	$(2,965)	$1,213	$—	$2,918	$1,166
Havana Cabana Key West	$7,306	$2,012	$742	$—	$—	$2,754
Henderson Beach Resort	$21,735	$2,897	$2,153	$—	$—	$5,050
Henderson Park Inn	$4,307	$1,228	$542	$—	$—	$1,770
Hilton Garden Inn New York/Times Square Central	$12,241	$981	$1,300	$—	$—	$2,281
Hotel Champlain Burlington	$8,386	$(207)	$1,195	$—	$—	$988
Hotel Clio	$13,801	$438	$1,644	$1,239	$10	$3,331
Hotel Emblem San Francisco	$2,873	$(350)	$615	$—	$—	$265
Kimpton Hotel Palomar Phoenix	$13,727	$2,907	$965	$—	$392	$4,264
Kimpton Shorebreak Fort Lauderdale Beach Resort	$5,633	$175	$708	$—	$—	$883
Kimpton Shorebreak Huntington Beach Resort	$10,754	$2,864	$722	$—	$—	$3,586
L'Auberge de Sedona	$17,165	$4,821	$732	$—	$—	$5,553
Lake Austin Spa Resort	$11,117	$1,696	$1,382	$—	$—	$3,078
Margaritaville Beach House Key West	$17,912	$6,821	$1,301	$—	$—	$8,122
Orchards Inn Sedona	$4,611	$1,108	$177	$—	$84	$1,369
Salt Lake City Marriott Downtown at City Creek	$17,426	$4,726	$1,883	$—	$38	$6,647
The Dagny Boston	$17,359	$1,704	$3,186	$—	$—	$4,890
The Gwen	$16,940	$1,060	$1,730	$—	$—	$2,790
The Hythe Vail	$28,490	$9,705	$2,353	$—	$—	$12,058
The Landing Lake Tahoe Resort & Spa	$5,471	$542	$439	$—	$—	$981
The Lindy Renaissance Charleston Hotel	$12,001	$4,678	$781	$—	$—	$5,459
The Lodge at Sonoma Resort	$12,742	$1,735	$1,123	$—	$—	$2,858
Tranquility Bay Beachfront Resort	$13,051	$3,459	$905	$—	$—	$4,364
Westin Boston Seaport District	$50,856	$3,886	$4,924	$3,893	$(245)	$12,458
Westin Fort Lauderdale Beach Resort	$40,568	$11,024	$2,136	$—	$—	$13,160
Westin San Diego Bayview	$16,447	$2,085	$2,399	$—	$—	$4,484
Westin Washington D.C. City Center	$17,495	$2,538	$2,196	$—	$—	$4,734
Worthington Renaissance Fort Worth Hotel	$26,753	$5,570	$1,725	$1,400	$—	$8,695
Comparable Total	$565,703	$93,255	$56,186	$8,290	$3,073	$160,902
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2023
		Net Income /(Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$8,257	$2,062	$724	$—	$—	$2,786
Bourbon Orleans Hotel	$10,011	$2,755	$1,687	$—	$13	$4,455
Cavallo Point, The Lodge at the Golden Gate	$22,648	$3,099	$2,788	$—	$187	$6,074
Chicago Marriott Downtown Magnificent Mile	$47,267	$5,961	$7,192	$12	$(795)	$12,370
Courtyard Denver Downtown	$5,653	$1,514	$754	$—	$—	$2,268
Courtyard New York Manhattan/Fifth Avenue	$8,344	$94	$746	$—	$507	$1,347
Courtyard New York Manhattan/Midtown East	$15,969	$1,279	$1,005	$1,777	$—	$4,061
Embassy Suites by Hilton Bethesda	$6,752	$(3,152)	$1,143	$—	$2,946	$937
Havana Cabana Key West	$7,339	$2,329	$587	$—	$—	$2,916
Henderson Beach Resort	$20,800	$2,458	$2,033	$—	$—	$4,491
Henderson Park Inn	$4,198	$1,139	$502	$—	$—	$1,641
Hilton Garden Inn New York/Times Square Central	$11,608	$981	$1,284	$—	$—	$2,265
Hotel Champlain Burlington	$9,479	$1,281	$1,128	$—	$—	$2,409
Hotel Clio	$12,135	$(717)	$1,722	$1,262	$10	$2,277
Hotel Emblem San Francisco	$3,539	$(477)	$594	$—	$—	$117
Kimpton Hotel Palomar Phoenix	$13,855	$2,924	$1,149	$—	$359	$4,432
Kimpton Shorebreak Fort Lauderdale Beach Resort	$5,146	$187	$609	$—	$—	$796
Kimpton Shorebreak Huntington Beach Resort	$10,376	$2,614	$796	$—	$—	$3,410
L'Auberge de Sedona	$15,616	$3,982	$744	$—	$—	$4,726
Lake Austin Spa Resort	$10,919	$1,719	$1,269	$—	$—	$2,988
Margaritaville Beach House Key West	$17,422	$6,884	$1,591	$—	$—	$8,475
Orchards Inn Sedona	$4,639	$1,100	$180	$—	$84	$1,364
Salt Lake City Marriott Downtown at City Creek	$15,604	$4,514	$1,234	$—	$21	$5,769
The Dagny Boston	$16,598	$1,578	$2,672	$—	$—	$4,250
The Gwen	$16,379	$786	$2,133	$—	$—	$2,919
The Hythe Vail	$27,307	$9,477	$2,402	$—	$—	$11,879
The Landing Lake Tahoe Resort & Spa	$4,307	$(155)	$532	$—	$—	$377
The Lindy Renaissance Charleston Hotel	$12,250	$4,786	$941	$—	$—	$5,727
The Lodge at Sonoma Resort	$15,066	$2,581	$1,298	$—	$—	$3,879
Tranquility Bay Beachfront Resort	$13,334	$3,688	$866	$—	$—	$4,554
Westin Boston Seaport District	$45,431	$2,135	$4,949	$3,970	$(245)	$10,809
Westin Fort Lauderdale Beach Resort	$39,219	$10,810	$2,068	$—	$—	$12,878
Westin San Diego Bayview	$17,118	$3,437	$1,710	$—	$—	$5,147
Westin Washington D.C. City Center	$15,655	$1,679	$2,044	$—	$—	$3,723
Worthington Renaissance Fort Worth Hotel	$24,560	$4,173	$2,236	$1,427	$—	$7,836
Total	$534,800	$89,505	$55,312	$8,448	$3,087	$156,345
Add: Prior Ownership Results (2)	$7,293	$876	$450	$—	$—	$1,326
Comparable Total	$542,093	$90,381	$55,762	$8,448	$3,087	$157,671
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2)     Represents the pre-acquisition operating results of Chico Hot Springs Resort & Day Spa acquired in 2023.